UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2017

QUINPARIO ACQUISITION CORP. 2

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36788	47-1347291
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12935 N. Forty Drive, Suite 201, St. Louis, MO	63141
(Address of Principal Executive Offices)	(Zip Code)

(314) 548-6200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in item 5.07 is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 19, 2017, Quinpario Acquisition Corp. 2 (the “Company”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to extend the date by which the Company has to consummate a business combination (the “Extension”) to July 24, 2017 (the “Extension Amendment”). The affirmative vote of holders of 65% of the issued and outstanding shares of the Company was required to approve the proposal. The purpose of the Extension is to allow the Company more time to complete an initial business combination.

A final tabulation of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes with respect to the proposal, is set forth below:

For	Against	Abstentions	Broker Non-Votes
39,287,331	4,270,050	84,100	0

Based on the foregoing, the proposal was approved. In addition, the Company had net tangible assets of more than $5,000,001 following the approval of the proposal, after taking into account payments to the holders of public shares who duly exercised their conversion rights as described below. Accordingly, the Company was authorized to proceed with the Extension Amendment. As a result, promptly after completion of the Meeting, on January 19, 2017, the Company filed with the Secretary of State of the State of Delaware an amendment to the Charter (the “Charter Amendment”) setting forth the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

In connection with the Extension, holders of approximately 14.9 public shares exercised their right to convert such public shares into a pro rata portion of the Company’s trust account established in connection with the Company’s initial public offering. As a result, approximately $202 million remains in the Company’s trust account.

The foregoing summary of the Charter Amendment is qualified in its entirety by reference to the text of the Charter Amendment.

Item 7.01	Regulation FD Disclosure.

On January 19, 2017, the Company issued a press release announcing the Extension. A copy of the press release is attached to this report as Exhibit 99.1.

The information under this Item 7.01, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

Exhibit	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation.
99.1	Press release dated January 19, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2017

QUINPARIO ACQUISITION CORP. 2

By:	/s/ D. John Srivisal
D. John Srivisal
President and Chief Executive Officer

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